Exhibit 5.2

[NYMEX Letterhead]

November 1, 2006

NYMEX Holdings, Inc.

World Financial Center

New York, New York 10282-1101

Re:	NYMEX Holdings, Inc., Registration Statement on Form S-1 (File No. 333-135800)

Ladies and Gentlemen:

I am General Counsel, Chief Administrative Officer and Secretary of NYMEX Holdings, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware. I am acting as counsel for the Company in connection with the public offering (the “Offering”) by certain stockholders of the Company (the “Selling Stockholders”) named in the Registration Statement on Form S-1 (File No. 333-135800) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) relating to the registration by the Company of up to 5,790,000 shares (including 900,000 shares subject to an over-allotment option) and the sale by the Selling Stockholders of up to 1,110,000 shares (the “Secondary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, I have examined and relied on originals or copies certified or otherwise identified to my satisfaction, of: (i) the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2006 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on September 14, 2006 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on October 13, 2006 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on October 18, 2006; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on October 31, 2006; (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (vii) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, as issuer, the Selling Stockholders named therein, and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), to be filed as an exhibit to the Registration Statement; (viii) the Registration Statement on Form S-4 as filed with the Commission under the Act (such Registration Statement, as declared effective by the Commission on May 19, 2000, being hereinafter referred to as the “Demutualization Registration Statement”) (File No. 333-30332); (ix) the prospectus, dated May 19, 2000 (the “Demutualization Prospectus”) which forms a part of and is included in the Demutualization Registration Statement; (x) Agreement and Plan of Merger between New York Mercantile Exchange and New York Mercantile Exchange, Inc., filed as Annex A to the Demutualization Registration Statement; (xi) Agreement and Plan of Merger between New York Mercantile Exchange, Inc., the Company and NYMEX Merger Sub, Inc., filed as Annex B to the Demutualization Registration Statement; (xii) Certificate

of Incorporation of the Company, filed as Annex C to the to the Demutualization Registration Statement; (xiii) Bylaws of the Company, filed as Annex D to the to the Demutualization Registration Statement; (xiv) Stock Purchase Agreement by and among the Company and General Atlantic Partners 82, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAPCO GmbH & Co. KG (collectively, the “GA Parties”), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 18, 2005; (xv) Amendment No. 1 to Stock Purchase Agreement by and among the Company and the GA Parties, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 15, 2006; (xvi) the amended and restated certificate of incorporation of the Company, as currently in effect (the “Existing Certificate of Incorporation”); (xvii) the form of Amended and Restated Certificate of Incorporation of the Company, to be effective upon consummation of the Offering, to be filed with the Secretary of State of the State of Delaware, filed as an exhibit to the Registration Statement (the “New Charter”); (xviii) the amended and restated by-laws of the Company, as currently in effect (the “Existing By-Laws”); (xix) the form of Amended and Restated By-Laws of the Company, to be effective upon consummation of the Offering, filed as an exhibit to the Registration Statement (the “New By-laws”); (xx) certain resolutions of the Board of Directors and the stockholders of the Company, relating to the Registration Statement, the approval of the New Charter and the New By-laws and certain other related matters; and (xxi) certain resolutions of the Board of Directors and stockholders of the Company relating to the Secondary Shares. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I do not express any opinion as to the laws of any jurisdiction other than the State of Delaware, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, I am of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption “Legal Matters” in the Registration Statement. In giving these consents, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Christopher K. Bowen

Christopher K. Bowen, Esq.

General Counsel and Chief

Administrative Officer and

Corporate Secretary

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